SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2013

MASS PETROLEUM INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53447	20-5893809
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

Suite 507 – 700 West Pender Street

Vancouver, B.C. V6C 1GB

Tel. (702) 997 2187

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 15, 2013, Mass Petroleum, Inc., a Nevada corporation (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Dyna Nutra, Inc., a Florida corporation (“Dyna”), the shareholders of Dyna (the “Dyna Shareholders”), and the controlling stockholders of the Company (the “Mass Controlling Stockholders”).  Pursuant to the Share Exchange Agreement, the Company shall acquire 100% of the shares of common stock of Dyna from the Dyna Shareholders (the “Dyna Shares”) and in exchange shall issue 67,500,000 restricted shares of its common stock to the Dyna Shareholders (the “Mass Shares”).  Upon closing, and as a result of the Share Exchange Agreement, Dyna shall became a wholly-owned subsidiary of the Company and the Company will carry on the business of Dyna as its primary business.  The Share Exchange Agreement contains customary representations, warranties and conditions to closing. Closing of the Share Exchange Agreement is to take place within 14 days of delivery of audited financial statements by Dyna to the Company.

A description of the specific terms and conditions of the Share Exchange Agreement is set forth in the Share Exchange Agreement filed herewith as Exhibit 10.1.

ITEM 2.01           COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

                The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Share Exchange Agreement is incorporated by reference into this Item 2.01.

                Upon closing of the Share Exchange Agreement: (i) the Company’s principal business shall become the business of Dyna, and (ii) Dyna shall become a wholly-owned subsidiary of the Company.  As the Dyna Shareholders will obtain the majority of the outstanding shares of the Company upon closing, the acquisition shall be accounted for as a reverse merger or recapitalization of the Company.  As such, Dyna shall be considered the acquirer for accounting purposes.

                As of the date of the Share Exchange Agreement, there were no material relationships between the Company and Dyna or between the Company and any of Dyna’s respective affiliates, directors, or officers, or associates thereof, other than in respect of the Share Exchange Agreement.

Item 3.02           Unregistered SALES of Equity Securities.

                The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Share Exchange Agreement is incorporated by reference into this Item 3.02.

Upon closing of the Share Exchange Agreement, the Company shall issue 67,500,000 restricted shares of its common stock to the Dyna Shareholders.  The Company intends for this issuance to be exempt from registration in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, or Regulation D promulgated thereunder, or Regulation S for offers and sales of securities outside the United States.  The Share Exchange Agreement is an exempt transaction pursuant to Section 4(2) of the Securities Act as the share exchange was a private transaction by the Company and did not involve any public offering.  Additionally, we relied upon the exemption afforded by Rule 506 of Regulation D of the Securities Act which is a safe harbor for the private offering exemption of Section 4(2) of the Securities Act whereby an issuer may sell its securities to an unlimited number of accredited investors, as that term is defined in Rule 501 of Regulation D.  Further, we relied upon the safe harbor provision of Rule 903 of Regulation S of the Securities Act which permits offers or sales of securities by the Company outside of the United States that are not made to “U.S. persons” or for the account or benefit of a “U.S. person”, as that term is defined in Rule 902 of Regulation S.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit
10.1	Share Exchange Agreement by and among the Company, the controlling stockholders of the Company, Dyna, and the shareholders of Dyna dated November 15, 2013(1)

(1)       Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASS PETROLEUM INC.
Dated: November 15, 2013		/s/ Jordan Shapiro
	By: Its:	Jordan Shapiro President and Chief Executive Officer